EXHIBIT 4.1

             AMENDMENT NO. 1 TO RIGHTS AGREEMENT, dated as of September 9, 1999, between GRAND PREMIER FINANCIAL, INC., a Delaware corporation (the "Company"), and GRAND PREMIER TRUST AND INVESTMENT, INC., N.A., as successor to PREMIER TRUST SERVICES, INC. (the "Rights Agent"), amending the Rights Agreement, dated as of July 8, 1996, between the Company and the Rights Agent (the "Rights Agreement").

                             W I T N E S S E T H

             WHEREAS, the Board of Directors of the Company has approved an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Old Kent Financial Corporation, a Michigan corporation ("Old Kent"), and Grand Premier Acquisition Corporation, a Michigan corporation and a wholly owned subsidiary of Old Kent ("MergerSub"), providing for the affiliation of the Company with Old Kent through the merger of the Company with and into MergerSub (the "Merger");

             WHEREAS, the Board of Directors of the Company has determined that the Merger is fair to and in the best interests of the Company and its stockholders;

             WHEREAS, the willingness of Old Kent and MergerSub to enter into the Merger Agreement is conditioned on, among other things, the amendment of the Rights Agreement on the terms set forth herein; and

             WHEREAS, Section 27 of the Rights Agreement provides that, among other things, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights;

             NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

             1. Section 1 of the Rights Agreement is hereby amended by adding the following definitions thereto:

             "Affiliate Agreements" shall mean the agreements entered into pursuant to Section 5.7 of the Merger Agreement between Old Kent and each director and executive officer of the Company and each other person who is an "affiliate" (for purposes of (a) Rule 145 under the Securities Act (as such term is hereinafter defined) and (b) qualifying the Merger for pooling-of-interests accounting treatment) of the Company, as the same may be amended by the terms thereof.

             "MergerSub" shall mean Grand Premier Acquisition
        Corporation, a Michigan corporation and a wholly owned subsidiary of Old Kent.

             "Merger" shall mean the merger of the Company with and into MergerSub as contemplated by the Merger Agreement.


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             "Merger Agreement" shall mean the Agreement and Plan of
        Merger, dated as of September 9, 1999, by and among Old
        Kent, MergerSub and the Company, as the same may be amended in accordance with the terms thereof.

             "Old Kent" shall mean Old Kent Financial Corporation, a Michigan corporation.

             "Option" shall mean the stock option granted to Old Kent by the Company pursuant to the Stock Option Agreement.

             "Stock Option Agreement" shall mean the Stock Option
        Agreement, dated as of September 9, 1999, by and between Old Kent and the Company, as the same may be amended in accordance with the terms thereof.

             "Voting Agreement" shall mean the Voting Agreement dated as of September 9, 1999, by and between Old Kent, on the one hand, and Brenton J. Emerick, Thomas D. Flanagan, Howard A. McKee, Northland Insurance Agency, Inc., Keeco, Inc., and Municipal Insurance Company, on the other, as the same may be amended by the terms thereof.

   The subsections of Section 1 of the Rights Agreement shall be relettered to take into account and properly reference in alphabetical order the additions set forth above.

             2. Section 1(a) of the Rights Agreement (before the relettering contemplated by this Amendment) is hereby amended by adding to the end thereof the following:

             "Notwithstanding anything to the contrary contained herein, neither Old Kent nor MergerSub shall be or become an "Acquiring Person" (and no Stock Acquisition Date shall occur) as a result of (i) the announcement of the Merger or grant of the Option, or (ii) the execution of the Merger Agreement, the Stock Option Agreement, the Affiliate Agreements or the Voting Agreement (or any amendments thereto in accordance with the terms thereof) or the grant or exercise of the Option or the consummation of the transactions contemplated by the Stock Option Agreement, the Merger Agreement (including, without limitation, the Merger), the Affiliate Agreements or the Voting Agreement."

             3. Section 3(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

             "Notwithstanding anything to the contrary contained herein, no Distribution Date shall occur as a result of
        (i) the announcement of the Merger or grant of the Option, or (ii) the execution of the Merger Agreement, the Stock Option Agreement, the Affiliate Agreements or the Voting Agreement (or any amendments thereto in accordance with the terms thereof) or the grant or exercise of the Option or the consummation of the transactions contemplated by the Stock

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        Option Agreement, the Merger Agreement (including, without limitation, the Merger), the Affiliate Agreements or the Voting Agreement, and no Distribution Date will, in any event, occur prior to the earlier of the Effective Time (as defined in the Merger Agreement) or the termination of the Merger Agreement."

             4. Section 7(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

             "(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent, at the principal office of the Rights Agent, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Stock and/or other securities or property) as to which the Rights are exercised, at or prior to the Close of Business on the earliest of (i) at 5:00 p.m., Chicago, Illinois time on June 30, 2006 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed pursuant to Section 23 hereof, (iii) the time at which a transaction pursuant to Section 13(g) hereof is consummated,
        (iv) immediately prior to the Effective Time (as defined in the Merger Agreement) (the earliest of such herein referred to as the "Expiration Date") or (v) the time at which such Rights are exchanged pursuant to Section 24 hereof."

             5. Section 11 of the Rights Agreement is hereby amended by adding to the end thereof the following:

             "(q) Notwithstanding anything to the contrary contained herein, the provisions of this Section 11 will not apply to or be triggered by (i) the announcement of the Merger or grant of the Option, or (ii) the execution of the Merger Agreement, the Stock Option Agreement, the Affiliate Agreements or the Voting Agreement (or any amendments thereto in accordance with the terms thereof) or the grant or exercise of the Option in accordance with its terms or the consummation of the transactions contemplated by the Stock Option Agreement, the Merger Agreement (including, without limitation, the Merger), the Affiliate Agreements or the Voting Agreement."

             6. Section 13 of the Rights Agreement is hereby amended by adding to the end thereof the following:

             "(h) Notwithstanding anything to the contrary contained herein, the provisions of this Section 13 will not apply to or be triggered by the execution of the Merger Agreement,

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        Stock Option Agreement, the Affiliate Agreements or the
        Voting Agreement (or any amendments thereto in accordance with the terms thereof) or the grant or exercise of the Option or the consummation of the transactions contemplated by the Stock Option Agreement, the Merger Agreement (including, without limitation, the Merger), the Affiliate Agreements or the Voting Agreement."

             7. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Amendment No. 1.

             8. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment No. 1.

             9. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

             10. This Amendment No. 1 shall be effective as of, and immediately prior to, the execution and delivery of the Merger
   Agreement.

             11. This Amendment No.1 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

             12. Exhibits B and C to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment No. 1.

             13. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




















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             IN WITNESS WHEREOF, the parties hereto have caused this
   Amendment No. 1 to be duly executed, all as of the day and year first above written.


                                 GRAND PREMIER FINANCIAL, INC.

                                 By  /s/  Richard L. Geach
                                     -----------------------------
                                     Its   Chairman and CEO
                                           ------------------------


                                 GRAND PREMIER TRUST AND
                                   INVESTMENT, INC., N.A., as successor
                                   to PREMIER TRUST SERVICES, INC.,
                                        as Rights Agent


                                 By  /s/ David L. Murray
                                     -----------------------------------
                                      Its  Senior Executive Vice
                                           President and
                                           Chief Financial Officer
































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